EXHIBIT 99.1350 CERT

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In conjunction with the Annual Report to Shareholders on Form N-CSR of Pacific Funds (the “Trust”) for the fiscal year ended March 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), Thomas C. Sutton, as Chairman of the Board of Trustees of the Trust, Glenn S. Schafer, as President of the Trust, and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Trust.

Date: May 27, 2003

/s/ THOMAS C. SUTTON
________________________
Thomas C. Sutton
 Chairman of the Board of Trustees, Pacific Funds

/s/ GLENN S. SCHAFER
________________________
Glenn S. Schafer
President, Pacific Funds

/s/ BRIAN D. KLEMENS
________________________
Brian D. Klemens
Treasurer (Principal Financial and Accounting Officer), Pacific Funds